UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive Information Statement

GOLD BAG, INC.
(Name of Registrant as Specified in Charter)

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GOLD BAG, INC.

12830 Hillcrest Rd., Suite 111

Dallas, TX 75230-1547

(972) 364-9060

NOTICE OF MAJORITY SHAREHOLDER ACTION

IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT CERTAIN ACTIONS WILL BE TAKEN ON OR ABOUT OCTOBER 22, 2009 IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS OF GOLD BAG, INC., A NEVADA CORPORATION (THE “COMPANY”) TO AUTHORIZE AND APPROVE THE FOLLOWING:

•	An increase in the Company’s authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares, par value $0.00001 per share.

No other matters will be voted upon. Only shareholders of record as of September 21, 2009 are entitled to receive this Notice.

By order of the Board of Directors

/s/ Lance Ayers
Lance Ayers
President and Secretary

Dated: September 21, 2009

GOLD BAG, INC.

12830 Hillcrest Rd., Suite 111

Dallas, TX 75230-1547

(972) 364-9060

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about October 2, 2009 to the holders of record at the close of business on September 21, 2009, of the common stock, $0.00001 par value per share (the “Common Stock”) of Gold Bag, Inc. (the “Company”), to give notice of certain actions to be taken by the Company’s majority shareholder by written consent to authorize and approve those actions, as follows:

•	An increase in the Company’s authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares, par value $0.00001 per share.

The sole member of the Company’s Board of Directors is also the Company’s largest shareholder with voting authority for 45,000,000 shares of Common Stock. These shareholdings represent approximately 64.62% of the total outstanding votes of all issued and outstanding Common Stock of the Company and are sufficient to take the proposed actions on or about October 22, 2009. Dissenting shareholders do not have any statutory appraisal rights because of the action taken. The sole member of the Company’s Board of Directors and the majority shareholder has indicated that he will execute a written consent in favor of the proposed actions on behalf of the shares of the Company that he owns and for which he has voting authority. The sole member of the Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required to amend the Articles of Incorporation to change the name of the Company. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible to accomplish the purposes of the Company as hereafter described, the sole member of the Board of Directors of the Company voted to utilize, and will in fact execute, a written consent as the holder of a majority of the voting power of the Company authorizing and approving these actions.

Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide notice of the proposed corporate actions to be taken without a meeting to the stockholders of record who have not consented in writing to such actions. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Nevada Law are afforded to the Company’s stockholders because of the approval of the proposed actions.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

INFORMATION RELATING TO THE COMPANY’S COMMON STOCK

The shares of Common Stock are the only class of voting securities of the Company outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of September 21, 2009, the Company had 69,640,000 shares of Common Stock issued and outstanding.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 200,000,000 shares of capital stock, of which 100.,000,000 shares are designated as shares of Common Stock ($0.00001 par value per share) and 100,000,000 shares are designated as “blank check” preferred stock ($0.00001 par value per share). As of this filing, the Company had 69,640,000 shares of Common Stock issued and outstanding and zero shares of Preferred Stock issued and outstanding.

The Company’s Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our Common Stock. If we do issue any additional shares, such issuance will also cause a reduction in the proportionate ownership of our shareholders whose voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

In addition, if we procure additional financing and acquire additional business assets, we may potentially grant shares, as well as warrants and stock options, to the financiers and shareholders of target companies. To the extent that additional shares are issued, notes are converted, and stock options and warrants are exercised, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers, thereby diluting the market for our shares.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning ownership of the Company’s securities by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class. The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Lance Ayers President, Secretary, Sole Director	45,000,000	64.62%
All Officers and Directors as a group (1 person)	45,000,000	64.62%

APPROVAL OF AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

The sole member of the Company’s Board of Directors and majority shareholder, who holds 64.62% of the Company’s Common Stock, has consented to and approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. The Company plans to file this amendment with the Nevada Secretary of State with an effective date on or after October 22, 2009.

On September 21, 2009, there are 69,640,000 shares of Common Stock outstanding, or 69.64% of the total number of authorized shares of Common Stock. The sole member of the Company’s Board of Directors believes that it will benefit the Company’s shareholders to have additional unreserved common shares available for issuance in order that adequate shares may be available for issuance in connection with a possible financing of the Company’s business or an acquisition.

The approval of a majority of the outstanding shares of Common Stock entitled to vote is necessary to approve the proposed amendment. As discussed above, the Company’s sole member of the Board of Directors holds voting authority for stock representing approximately 65% of the votes of the Company’s outstanding stock, has executed a written consent voting those shares in favor of the proposed amendment. The Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

The Company anticipates that the consent of the majority shareholder described herein will become effective on October 22, 2009.

OTHER MATTERS

No other matters are covered by this Information Statement.

By Order of the Board of Directors

/s/ Lance Ayers
Lance Ayers
President and Secretary